Exhibit 99.1

Enochian Biosciences Announces FDA INTERACT Meeting for a Potential Cure for HIV

-	FDA has granted Enochian an INTERACT meeting for its innovative approach to autologous stem cell transplantation as a potential cure for HIV.

-	INTERACT is the first available FDA interaction and is a key step in the process towards an Investigational New Drug (IND) to study first-in-human products leading to potential marketing approval.

LOS ANGELES, Feb. 24, 2020 (GLOBE NEWSWIRE) Enochian Biosciences, a company focused on genetically modified cellular and immune therapy for infectious diseases and cancer, announces that the FDA has scheduled an Initial Targeted Engagement for Regulatory Advice on CBER Products (INTERACT) meeting for early June. The meeting is focused on Enochian’s ENOB-HV-01, a novel approach to autologous stem cell transplantation with the potential to increase engraftment of genetically modified cells that are resistant to HIV infection, as a potential cure for HIV. The FDA’s Center for Biologics Evaluation and Research (CBER) has numerous INTERACT requests and only grants meetings that are deemed appropriate for this early FDA engagement. The INTERACT meetings are a new program at CBER, FDA, as part of their commitment to help accelerate the development and approval of innovative medical products.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline or the results of any meeting with the FDA. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” plans,” “expects,” “aims,” “intends” “potential” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Enochian’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Enochian undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact:

ir@enochianbio.com